EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 06/08/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.52%	1.77%	3.63%
Class B Units	-0.53%	1.75%	3.24%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED JUNE 8, 2007

The Grant Park Futures Fund sustained trading losses over the previous week. Positions in the stock indices, currencies and metals were responsible for the majority of setbacks. Profits came mainly from the interest rate sector.

Long positions in the stock indices were dealt losses as the prospect of tighter monetary policy across the globe had an adverse effect on share prices. Both the European Central Bank and the Bank of New Zealand raised short-term interest rates during the week, with the latter move taking market participants by surprise. News of the rate rises, coupled with rising labor costs in the U.S., sent share markets lower as investors began to rethink the direction of monetary policy going forward. Domestic indices fared poorly, with losses coming from positions in the S&P Composite Index and NASDAQ-100. Positions in foreign markets also lost ground, with largest setbacks coming from positions in the German DAX, Paris CAC and Tokyo Nikkei.

Rising interest rates also resulted in losses for long positions in the base metal markets. Prices for nickel, copper and aluminum fell in London as the possibility of higher global interest rates gave investors reason to believe that tighter monetary policy could lead to a slowdown in demand for industrial metals. Strength in the U.S. dollar sent precious metals prices lower, resulting in losses to long positions in the silver market.

The U.S. dollar settled the week a little higher relative to some of its trading partners, resulting in losses for Grant Park. Weakness in global share markets added some strength to the dollar as analysts suggested that U.S. investors who had been investing in foreign markets had halted, and in some cases reversed, the outflow of U.S. currency for purposes of foreign investment. Long positions in the Mexican peso, euro and British pound sustained the largest setbacks.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, short positions in the interest rate sector were profitable as the possibility of higher interest rates drove prices for bonds and notes lower across the globe. Short positions in the Australian fixed income market garnered returns after the surprise rate rise by the Bank of New Zealand sent regional bond and note prices lower. Gains also came from positions in the U.S. Ten-year note and Euro Bund.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com